UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2005
Date of Report (Date of earliest event reported)

 MED-EMERG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Province of Ontario	1-13861	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6711 Mississauga Road, Suite 404
Mississauga, Ontario, Canada L5N 2W3

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (905) 858-1368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01 Other Events - Med-Emerg International Inc. (Med-Emerg) announced today that the Canadian International Trade Tribunal (CITT) has decided that it will conduct an inquiry into the award by Public Works and Government Services Canada (PWGSC) of a medical staffing contract to Calian Limited (Calian).

In December 2004, Med-Emerg was advised that PWGSC had awarded a contract to Calian for medical staffing services to the Canadian Forces, Department of National Defence. This contract replaces a contract currently held by Med-Emerg, which, as disclosed in earlier filings, expires March 31, 2005.

Med-Emerg filed a complaint with the CITT on January 31, 2005 alleging that PWGSC:

•	Awarded the contract to a bidder that did not meet the mandatory requirements of the bid;

•	Introduced unpublished evaluation criteria to the evaluation process; and

•	Failed to properly apply the published evaluation criteria.

On February 8, 2005 the CITT initiated an inquiry into the allegations filed by Med-Emerg. If the CITT determines that the complaint is valid, it could recommend that the contract award to Calian be terminated and a contract awarded to Med-Emerg, that the proposals be re-evaluated or that a new solicitation should take place. In the alternative, Med-Emerg is seeking compensation for lost profit as a result of the improper contract award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MED-EMERG INTERNATIONAL, INC.

By:	/s/ Ramesh Zacharias

Ramesh Zacharias, Chief Executive Officer

February 8, 2005